Exhibit 99.1

Hastings Entertainment, Inc.	CONTACT:	Dan Crow Vice President and Chief Financial Officer (806) 677-1422 www.gohastings.com

Hastings Entertainment, Inc. Announces Order Denying Motions

for Expedited Discovery and Preliminary Injunction in connection with Agreement and Plan of Merger with Affiliate of Joel

Weinshanker

AMARILLO, Texas, June 20, 2014—Hastings Entertainment, Inc. (NASDAQ: HAST), a leading multimedia entertainment retailer (“Hastings”), today reported that the United States District Court for the Northern District of Texas, Amarillo Division, has issued an Order Denying Motions for Expedited Discovery and for a Preliminary Injunction (the “Order”) with respect to the potential merger transaction involving Hastings and an affiliate of Mr. Joel Weinshanker. As Hastings first disclosed on March 17, 2014, Hastings entered into an Agreement and Plan of Merger (the “Merger Agreement”) on such date with Draw Another Circle, LLC (“Parent”) and Hendrix Acquisition Corp. (“Merger Sub”), which are each wholly-owned, directly or indirectly, by Mr. Weinshanker. Mr. Weinshanker is the President and sole shareholder of National Entertainment Collectibles Association, Inc., which holds approximately 12% of Hastings’ outstanding shares (“NECA”). Pursuant to the Merger Agreement, Merger Sub will be merged with and into Hastings, with Hastings surviving the merger as a wholly-owned subsidiary of Parent, and each share of Hastings common stock held by a shareholder of Hastings (other than Mr. Weinshanker and his affiliates) will, upon completion of the merger, be converted into the right to receive a cash payment of $3.00 per share.

On March 28, 2014, a lawsuit challenging the merger, captioned CV-00072-J—Andreas Oberegger and David A. Capps, directly and derivatively on behalf of Hastings Entertainment, Inc., v. Danny W. Gurr, Ann S. Lieff, Frank O. Marrs, John H. Marmaduke, Jeffrey G. Shrader, Draw Another Circle, LLC, Hendrix Acquisition Corp., Joel Weinshanker and National Entertainment Collectibles Association, Inc., as defendants, and Hastings Entertainment, Inc., as a nominal defendant, was filed in the United States District Court for the Northern District of Texas, Amarillo Division. The plaintiffs are purported shareholders of Hastings and are alleging, among other things, that the merger contemplated in the Merger Agreement provides for insufficient consideration to be paid to Hastings’ shareholders in exchange for their shares of Hastings’ common stock, that the officers and directors of Hastings breached their respective fiduciary duties in the course of negotiating and approving the Merger Agreement and that the other defendants aided and abetted such breach of fiduciary duties. The lawsuit seeks to enjoin the merger or rescind the merger if it is consummated and compensatory damages in an unspecified amount.

On May 28, 2014, the plaintiffs filed a motion for expedited discovery and a motion for entry of a temporary restraining order to enjoin the proposed transaction from closing. On May 30, 2014, two days after the plaintiffs filed this motion, the Court issued its Order Granting Motion for Temporary Restraining Order and Setting Hearing on Request for a Preliminary Injunction (the “Initial Order”), which restricted the consummation of the Merger prior to the hearing scheduled for June 12, 2014. On June 12, the Court conducted a hearing on the plaintiffs’ requests for leave to amend their complaint to allege disclosure violations under the federal securities law, for expedited discovery and for a preliminary injunction. On June 19, 2014, the Court issued an order granting the plaintiffs’ motion to amend, and then issued the separate Order denying the plaintiffs’ motions for expedited discovery and for preliminary injunction. Under the terms of the Order, the restrictions on consummating the merger contained in the Initial Order, as subsequently extended, are vacated, and Hastings is holding a special meeting of its shareholders on July 15, 2014 for the purpose of obtaining shareholder approval of the Merger Agreement and certain related matters.

Hastings believes that the lawsuit was improperly and prematurely filed under Texas law and that the claims alleged therein are factually incorrect and deficient as a matter of law. Hastings intends to vigorously dispute these claims throughout the life of this litigation.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

Hastings has filed with the SEC and is mailing to its shareholders a Proxy Statement in connection with the transaction. The Proxy Statement contains important information about Parent, Merger Sub, Mr. Weinshanker, Hastings, the transaction and related matters. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE.

Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by Hastings through the web site maintained by the SEC at www.sec.gov or by phone, email or written request by contacting Hastings at the following:

Address: 3601 Plains Boulevard, Amarillo, Texas 79102

Phone: (806) 677-1402

Email: dan.crow@goHastings.com

PARTICIPANTS IN THE SOLICITATION

Hastings and its directors, executive officers and certain other members of management and employees of Hastings may be deemed “participants” in the solicitation of proxies from shareholders of Hastings in favor of the proposed merger. Information regarding the persons who may, under the rules of the Securities and Exchange Commission, be considered participants in the solicitation of the shareholders of Hastings in connection with the proposed merger, and their direct or indirect interests, by security holdings or otherwise, which may be different from those of Hastings’ shareholders generally, will be set forth in the Proxy Statement and the other relevant documents to be filed with the Securities and Exchange Commission. You can find information about certain of Hastings’ executive officers and its directors in its Annual Report on Form 10-K for the fiscal year ended January 31, 2014.

Safe Harbor Statement

This press release contains “forward-looking statements.” These forward-looking statements are being made pursuant to the safe harbor provided by the Private Securities Litigation Reform Act of 1995, as amended, and are based on currently available information and represent the beliefs of the management of Hastings. These statements are subject to risks and uncertainties that could cause actual results to differ materially.

These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement after it has been signed, (2) the outcome of any legal proceedings that may be instituted against Hastings or others following the announcement of the Merger Agreement, (3) the inability to complete the merger due to an insufficient number of votes by Hastings’ shareholders in favor of the Merger Agreement or the failure to satisfy other conditions contained in the Merger Agreement, (4) the risks that the proposed transaction disrupts current plans and operations of Hastings, (5) the actual timing of the closing of the acquisition, and (6) the costs, fees and expenses related to the transaction. There can be no assurance that such closing will proceed as planned due to the inherent uncertainties of litigation. There can be no assurance as to the outcome of the action described above or its impact on the transactions contemplated by the Merger Agreement with Parent. We undertake no obligation to affirm, publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Shareholders of Hastings are cautioned not to place undue reliance on the forward-looking statements included in the Press Release, which speak only as of the date such statements are made. Please refer to Hastings’ annual, quarterly, and periodic reports on file with the Securities and Exchange Commission for a more detailed discussion of these and other risks that could cause results to differ materially.

About Hastings

Founded in 1968, Hastings’ is a leading multimedia entertainment retailer that combines the sale of new and used books, videos, video games and CDs, and trends and consumer electronics merchandise, with the rental of videos and video games in a superstore format. We currently operate 126 superstores, averaging approximately 24,000 square feet, primarily in medium-sized markets throughout the United States. We also operate three concept stores, Sun Adventure Sports, located in Amarillo, Texas and Lubbock, Texas, and TRADESMART, located in Littleton, Colorado.

We also operate www.goHastings.com, an e-commerce Internet web site that makes available to our customers new and used entertainment products and unique, contemporary gifts and toys. The site features exceptional product and pricing offers. The Investor Relations section of our web site contains press releases, a link to request financial and other literature and access to our filings with the Securities and Exchange Commission.